CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation of our report dated June 3, 1996 on the financial statements of STRATESEC Incorporated (formerly known as Securacom Incorporated) for the year ended December 31, 1995 which is included in this form 10-K of STRATESEC Incorporated, and to the reference of our Firm under the caption "Experts" in the Form 10-K which is expected to be filed on or about March 31, 1998.


                                       AMPER, POLITZINER & MATTIA P.A.





March 31, 1998
Edison, New Jersey